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                                                                    EXHIBIT 10.3

October 19, 2000

Jim Morello
Chief Financial Officer
ProAssurance Corporation
100 Brookwood Place
Birmingham, AL  35209

RE:   COMMITMENT FOR ARRANGEMENT OF FACILITY

Dear Jim:

You have advised us that "ProAssurance Corporation" (hereafter referred to as the "Borrower") seeks financing for the acquisition of Professionals Group Inc. Attached hereto is a Summary of Terms and Conditions (the "Term Sheet") describing the general terms and conditions for up to an aggregate of $150,000,000 credit facility (hereafter referred to as the "Facility").

Based upon and subject to the terms and conditions set forth in this Commitment Letter (hereafter referred to as the "Commitment Letter"), in the Term Sheet and in the Fee Letter of even date (the "Fee Letter"), SouthTrust Bank (the "Lead Arranger") is pleased to advise you of our commitment to act as sole and exclusive Lead Arranger for the Facility and provide $50,000,000 of the aggregate principal amount of the Facility. Furthermore, the Lead Arranger commits to use their reasonable best efforts to secure commitments for the remainder of the Facility from a syndicate of banks and financial institutions (the "Banks") reasonably acceptable to the Borrower and the Lead Arranger upon the terms and subject to the conditions set forth herein, in the Term Sheet and in the Fee Letter.

The commitments of the Banks and the Lead Arranger hereunder are based upon the financial and other information regarding the Borrower and its subsidiaries previously provided to the Banks and the Lead Arranger. Accordingly, the commitments hereunder are subject to the condition, among others, that (i) there shall not have occurred after the date of such financial and other information any adverse change in the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its subsidiaries taken as a whole, (ii) the Banks and the Lead Arranger continue to be satisfied with the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) and prospects of the Borrower and its subsidiaries taken as a whole, (iii) the information concerning the Borrower and its subsidiaries shall not differ in any material respect from the information previously provided to the Banks and the Lead Arranger by the Borrower, (iv) the Banks and the Lead Arranger shall have completed, to their satisfaction, all legal, tax, business and other due diligence review of the business, assets, liabilities, operations, condition (financial or otherwise) and prospects of the Borrower and its subsidiaries, (v) compliance with all applicable laws and regulations (including compliance of this Commitment Letter and the transactions described herein with all applicable federal banking laws, rules and regulations), (vi) the determination of the Banks and the Lead Arranger that, prior to and during the primary syndication of the Facility, there shall be no competing issuance of debt, securities or commercial bank facilities of the Borrower or any of its subsidiaries being offered, placed or arranged except with the prior written consent of the Banks and the Lead Arranger, and (vii) the Banks and the Lead Arranger shall have had a reasonable opportunity and reasonable period of time in which to complete a


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syndication of the Facility and (viii) the Lead Arranger shall have received commitments (including the commitment of the Banks) equaling or exceeding the aggregate amount of the Facility. Further, the commitments of the Banks and the Lead Arranger are subject to there not having occurred any material disruption or adverse change in the financial, banking or capital markets that could, in the reasonable judgment of the Banks or the Lead Arranger, materially impair the syndication of the Facility. The Banks shall be entitled, with the Borrower's consent (which consent shall not be unreasonably withheld), to change the pricing, terms and structure of the Facility if the Banks determines that such changes are advisable in order to ensure a successful syndication or an optimal capital structure; provided that the aggregate amount of the Facility shall remain unchanged.

The Banks' and the Lead Arranger' commitments hereunder are subject to the agreements in this paragraph. You agree to actively assist the Lead Arranger (including, if applicable, after the closing of the Facility) in achieving a syndication of the Facility that is satisfactory to the Lead Arranger and you. In the event that such syndication of the aggregate amount of the Facility cannot be achieved in a manner satisfactory to the Lead Arranger under the structure outlined in the Term Sheet, you agree to cooperate with the Lead Arranger in developing an alternative structure that will permit a syndication of the Facility in a manner satisfactory to the Banks, the Lead Arranger and you. Such syndication may be accomplished by a variety of means, including direct contact during the syndication between senior management and advisors of the Borrower and its subsidiaries, and the proposed syndicate members. To assist the Lead Arranger in the syndication efforts you hereby agree (i) to provide and cause your advisors to provide the Lead Arranger and the other syndicate members upon request with all information deemed reasonably necessary by the Lead Arranger to complete the syndication, including but not limited to information and evaluations prepared by you and any of your subsidiaries and their advisors, or on their behalf, relating to the transactions contemplated hereby, (ii) to assist the Lead Arranger upon its reasonable request in the preparation of an Information Memorandum to be used in connection with the syndication of the Facility and (iii) to otherwise assist the Lead Arranger in its syndication efforts, including making officers and advisors of the Borrower and its subsidiaries available from time to time to attend and make presentations regarding the business and prospects of the Borrower and its subsidiaries, as appropriate, at a meeting or meetings of Banks or prospective Banks.


You hereby represent, warrant and covenant that to the best of your knowledge
(i) all information, other than Projections (as defined below), which has been or is hereafter made available to the Banks, the Lead Arranger or the Banks by you or any of your representatives in connection with the transactions contemplated hereby ("Information") is and will be complete and correct in all material respects as of the date made available to the Banks, the Lead Arranger or the Banks and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading and (ii) all financial projections concerning the Borrower and its subsidiaries that have been or are hereafter made available to the Banks, the Lead Arranger or the Banks by you (the "Projections") have been or will be prepared in good faith based upon reasonable assumptions. You agree to supplement the Information and the Projections from time to time until the closing date so that the representation and warranty in the preceding sentence is correct on the closing date. In arranging and syndicating the Facility, the Banks and the Lead Arranger will be using and relying on the Information and the Projections.

By executing this Commitment Letter, you agree to reimburse the Banks and the Lead Arranger from time to time on demand for all reasonable out-of-pocket fees, syndication expenses and


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other expenses (including, but not limited to, the reasonable fees, disbursements and other charges of Bradley Arant Rose & White as counsel to the Banks and the Lead Arranger, and professional fees of any consultants or local counsel and other experts) incurred in connection with the Facility, including the preparation of definitive documentation for the Facility and the other transactions contemplated hereby.

By executing this Commitment Letter, you further agree to indemnify and hold harmless the Banks, the Lead Arranger, each other Lender and each director, officer, employee, attorney and affiliate of the Banks, the Lead Arranger and each other Lender (each such person or entity referred to hereafter in this paragraph as an "Indemnified Person") from any losses, claims, costs, damages, expenses or liabilities (or actions, suits or proceedings, including any inquiry or investigation, with respect thereto) to which any Indemnified Person may become subject, insofar as such losses, claims, costs, damages, expenses or liabilities (or actions, suits, or proceedings, including any inquiry or investigation, with respect thereto) arise out of, in any way relate to, or result from, this Commitment Letter, the Facility or the other transactions contemplated hereby and thereby and to reimburse upon demand each Indemnified Person for any and all legal and other expenses incurred in connection with investigating, preparing to defend or defending any such loss, claim, cost, damage, expense or inquiry or investigation, with respect thereto; provided, that you shall have no obligation under this indemnity provision for liabilities resulting solely from gross negligence or willful misconduct of any Indemnified Person. The foregoing provisions of this paragraph shall be in addition to any right that an Indemnified Person shall have at common law or otherwise. This Commitment Letter is addressed solely to the Borrower and is not intended to confer any obligations to or on or benefits on any third party. No Indemnified Person shall be responsible or liable for consequential damages which may be alleged as a result of this Commitment Letter.

The provisions of the immediately preceding two paragraphs shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the commitment of the Banks or the Lead Arranger hereunder.

If applicable, it is understood and agreed that the Lead Arranger, in consultation with you, will manage and control all aspects of the syndication, including decisions as to the selection of proposed Banks and any titles offered to proposed Banks, when commitments will be accepted and the final allocations of the commitments among the Banks. You also acknowledge and agree that the services of SouthTrust Bank, as sole Administrative Agent, and the services of the Lead Arranger, will be on an exclusive basis during the term of this Commitment Letter and that, during such term, no other bank or other financial institution will be engaged or otherwise consulted or contacted by you regarding any other proposed senior bank facility for the Borrower or its subsidiaries.

This commitment and the Term Sheet do not summarize all of the terms, conditions, covenants, representations, warranties and other provisions which will be contained in the definitive credit documentation for the Facility and the transactions contemplated thereby. The Banks and the Lead Arranger shall have the right to require that such credit documentation include, in addition to the provisions outlined herein and in the Term Sheet, provisions considered appropriate by the Banks and the Lead Arranger for this type of financing transaction, as well as provisions that the Banks and the Lead Arranger may deem appropriate after they are afforded the opportunity to conduct and complete, to their satisfaction, the due diligence review described above.


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Except as required by applicable law, this Commitment Letter, the Fee Letter and the Term Sheet and the contents of such documents shall not be disclosed by you to any third party without the prior consent of the Banks and the Lead Arranger, other than to your attorneys, financial advisors and accountants, in each case in connection with your evaluation hereof and to the extent necessary in your reasonable judgment. You acknowledge and agree that the Banks and the Lead Arranger may share with their respective affiliates any information relating to the Facility, the Borrower and its subsidiaries.

You are not authorized to show or circulate this Commitment Letter, the Fee Letter or the Term Sheet, or disclose the contents thereof, to any other person or entity (other than to your directors, officers and legal and financial counsel, regulator, rating agencies, and any seller and representatives of any seller, in each case who need to know the terms hereof, and the other transactions contemplated thereby and hereby; provided that (i) each of such persons shall agree to be bound by the confidentiality provisions hereof and
(ii) you shall be liable for any breach of such confidentiality provisions by any such person), except as may be required by law or applicable judicial process. If you show or circulate this Commitment Letter, the Fee Letter or the Term Sheet, or disclose the contents thereof, in breach of the foregoing sentence, then you shall be deemed to have accepted this Commitment and the Fee Letter.

The Banks shall have the right to review and approve any public announcement or public filing made after the date hereof relating to any of the transactions contemplated hereby or the Banks or any of its affiliates, as the case may be, before any such announcement or filing is made (such approval not to be unreasonably withheld or delayed).

The Banks' commitment with respect to the Facility set forth above shall terminate at 5:00p.m. on October 31, 2000, unless this Commitment Letter is accepted by the Borrower in writing prior to such time and, if accepted prior to such time, shall expire at the earlier of (i) consummation of this transaction,
(ii) termination of the definitive purchase agreement with regard to this transaction, (iii) the occurrence of any event that the Banks reasonably believes in good faith has, or could be expected to have, an adverse effect on the business, properties, operations, condition (financial or otherwise) or prospects of the Borrower or any of its subsidiaries or the feasibility of the transactions contemplated hereby, and (iv) 5:00 p.m. on January 31, 2001, if the closing of this transaction shall not have occurred by such time.

This Commitment Letter may be executed in counterparts which, taken together, shall constitute an original. This Commitment Letter, together with the Term Sheet and the Fee Letter of even date herewith, embodies the entire agreement and understanding between the Banks, the Lead Arranger and the Borrower with respect to the specific matters set forth above and supersedes all prior agreements and understandings relating to the subject matter hereof. No party has been authorized by the Banks or the Lead Arranger to make any oral or written statements inconsistent with this Commitment Letter.

THIS COMMITMENT LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALABAMA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

This Commitment Letter may not be assigned without the prior written consent of the Banks and the Lead Arranger.


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If you are in agreement with the foregoing, please execute the enclosed copy of this Commitment Letter and the Fee Letter (and pay the Acceptance Fee) no later than the close of business on October 31, 2000. This Commitment Letter will become effective upon your delivery to the Lead Arranger of executed counterparts of this Commitment Letter and the Fee Letter (and receipt by the Banks of the Acceptance Fee). This Commitment Letter shall terminate if not accepted by you prior to that time. Following acceptance by you, this Commitment Letter shall expire at 5:00 p.m. on January 31, 2001 unless the Facility is closed by such time.

Very truly yours,

SOUTHTRUST BANK

By: /s/ John A. Lotz
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Name: John A. Lotz
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Title: Senior Vice President
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COMMITMENT ACCEPTED AND AGREED TO
THIS 31ST DAY OF OCTOBER, 2000:
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ProAssurance Corporation

By: /s/ James J. Morello
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Name: James J. Morello
     ----------------------------------

Title: Chief Financial Officer
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